Exhibit 99.1

Allegro MicroSystems Reports First Quarter 2027 Results

First Quarter Sales Increased by 27% Year-over-Year to $259 Million

Manchester, NH, July 30, 2026 – Allegro MicroSystems, Inc. (“Allegro” or the “Company”) (Nasdaq: ALGM), a global leader in power and sensing semiconductor solutions for motion control and energy efficient systems, today announced financial results for its first quarter ended June 26, 2026.

“We began fiscal 2027 with strong momentum, delivering our sixth consecutive quarter of sales growth. Fiscal first quarter sales were $259 million, representing a 27% increase year-over-year. GAAP earnings per share improved to $0.08 in fiscal first quarter 2027 from a $0.07 loss per share in fiscal first quarter 2026. Non-GAAP EPS grew for the fifth consecutive quarter to $0.23, increasing more than 2.5x over the first quarter of fiscal 2026. These results were led by data center, which reached a record 17% of total sales, and by continued strength in xEV and ADAS,” said Mike Doogue, President and CEO of Allegro MicroSystems. “Our market leading products and technology sit at the intersection of AI, electrification, and automation — the defining megatrends powering growth across our Auto and Industrial end markets. Increasing bookings and an expanding backlog strengthen our confidence in our strategy and growth potential.”

First Quarter Financial Highlights:

In thousands, except per share data	Three-Month Period Ended
	June 26, 2026	March 27, 2026	June 27, 2025
	(Unaudited)	(Unaudited)	(Unaudited)
Net Sales
Automotive	$165,349	$163,909	$144,264
Industrial and Other	93,894	79,278	59,141
Total net sales	$259,243	$243,187	$203,405
GAAP Financial Measures
Gross margin %	48.5%	47.0%	44.9%
Operating margin %	9.8%	2.2%	(1.3)%
Diluted EPS	$0.08	$(0.09)	$(0.07)
Non-GAAP Financial Measures
Gross margin %	51.1%	50.0%	48.2%
Operating margin %	19.4%	15.6%	11.1%
Diluted EPS	$0.23	$0.17	$0.09

Business Outlook

For the second quarter of fiscal year 2027 ending September 25, 2026, the Company expects total net sales to be in the range of
$265 million to $275 million. At the midpoint of this range, it implies growth in net sales of 26% year-over-year.

The Company also estimates the following results on a non-GAAP basis:

•
Gross Margin is expected to be between 50.75% and 51.75%,
•
Operating expenses are expected to be $84.5 million, plus or minus $1 million, and
•
Diluted Earnings per Share is expected to be between $0.23 and $0.26, with the mid-point of this range implying an 88% year-over-year increase.

Allegro has not provided a reconciliation of its second fiscal quarter outlook for non-GAAP Gross Margin, non-GAAP Operating Expenses, and non-GAAP Diluted Earnings per Share because estimates of all of the reconciling items cannot be provided without unreasonable efforts. It is difficult to reasonably provide a forward-looking estimate between such forward-looking non-GAAP measures and the comparable forward-looking U.S. generally accepted accounting principles (“GAAP”) measures. Certain factors that are materially significant to Allegro’s ability to estimate these items are out of its control and/or cannot be reasonably predicted.

Earnings Webcast

A webcast will be held on Thursday, July 30, 2026 at 8:30 a.m., Eastern Time. Michael C. Doogue, President and Chief Executive Officer, and Derek P. D’Antilio, Executive Vice President and Chief Financial Officer, will discuss Allegro’s business and financial results.

The webcast will be available on the Investor Relations section of the Company’s website at investors.allegromicro.com. A recording of the webcast will be posted in the same location shortly after the call concludes and will be available for at least 90 days.

About Allegro MicroSystems

Allegro MicroSystems, Inc. is leveraging more than three decades of expertise in magnetic sensing and power ICs to propel electrification, automation, AI data center, and robotics forward with solutions that enhance efficiency, performance and sustainability. Allegro’s commitment to quality drives transformation across industries, reinforcing our status as a pioneer in “automotive-grade” technology and a partner in our customers’ success. For additional information, please visit https://www.allegromicro.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, contained in this press release including statements regarding our future results of operations and financial position, business strategy, prospective products and the plans and objectives of management for future operations, including, among others, statements regarding the liquidity, growth and profitability strategies and factors and trends affecting our business, including the projected size and growth of markets in which we operate or may operate, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Without limiting the foregoing, in some cases, you can identify forward-looking statements by terms such as “aim,” “may,” “will,” “should,” “expect,” “exploring,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “would,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “seek,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. No forward-looking statement is a guarantee of future results, performance or achievements, and one should avoid placing undue reliance on such statements.

Forward-looking statements are based on our management’s current expectations, beliefs and assumptions and on information currently available to us. Such beliefs and assumptions may or may not prove to be correct. Additionally, such forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified in Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended March 27, 2026, as any such factors may be updated from time to time in our Quarterly Reports on Form 10-Q and our other filings with the Securities and Exchange Commission (the “SEC”). These risks and uncertainties include, but are not limited to: downturns or volatility in general economic conditions; our ability to compete effectively, expand our market share and increase our net sales and profitability; our reliance on a limited number of third-party semiconductor wafer fabrication facilities and suppliers of other materials; any failure to adjust purchase commitments and inventory management based on changing market conditions or customer demand; the cyclical nature of the semiconductor industry, including the analog segment in which we compete; any downturn or disruption in the automotive market or industry; our ability to successfully integrate the acquisition of other companies or technologies and products into our business; our ability to maintain or improve our gross margins may be adversely affected by decreases in average selling prices of our products, increases in input costs or shifts in product, customer or channel mix; our ability to manage any sustained yield problems or other delays at our third-party wafer fabrication facilities or in the final assembly and test of our products; our ability to accurately predict our quarterly net sales and operating results and meet the expectations of investors; our dependence on manufacturing operations in the Philippines; our reliance on distributors to generate sales; events beyond our control, including conflicts in the Middle East, impacting us, our key suppliers or our manufacturing partners or other third-party suppliers of components, materials or subassemblies; our ability to develop new product features or new products in a timely and cost-effective manner; our dependence on growth in the end markets that use our products, and the impact that slowdowns in such growth, including as a result of volatility in demand for emerging technologies or changes in government incentives, could have on our financial results; the loss of one or more significant customers; our ability to identify, enter and expand in new markets, and to generate returns on such investments; uncertainties related to the design win process and our ability to recover design and development expenses and to generate timely or sufficient net sales or margins; changes in government trade policies, including the imposition of export restrictions and tariffs; our exposures to warranty claims, product liability claims and product recalls; our dependence on international customers and operations; risks, liabilities, costs and obligations related to governmental regulations and other legal obligations, including export/trade control, privacy, data protection, information security, cybersecurity, consumer protection, environmental and occupational health and safety, antitrust, anti-corruption and anti-bribery, product safety, environmental protection, employment matters and tax; the volatility of currency exchange rates; our ability to raise capital to support our growth strategy; our indebtedness may limit our flexibility to operate our business; our ability to retain key and highly skilled personnel; the impact on the market price of our common stock from future sales of our common stock by large stockholders, or the perception that such sales could occur; the impact of restructuring activities on our business and operating results; our ability to protect our proprietary technology and inventions through patents or trade secrets; our ability to commercialize our products without infringing third-party intellectual property rights; disruptions or breaches of our information technology systems or confidential information or those of our third-party service providers; the risks presented by the use of artificial intelligence, machine learning and automated decision-making technologies by us and others; any failure to maintain effective internal control over financial reporting; changes in tax rates or the adoption of new tax legislation; the negative impacts of sustained inflation on our business; and other events beyond our control. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties.

You should read this press release and the documents that we reference completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. All forward-looking statements speak only as of the date of this press release, and except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise.

This press release includes certain non-GAAP financial measures as defined by the SEC rules. These non-GAAP financial measures are provided in addition to, and not as a substitute for or superior to measures of, financial performance prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their most directly comparable GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of the presented non-GAAP financial measures as tools for comparison.

This press release may not be reproduced, forwarded to any person or published, in whole or in part.

ALLEGRO MICROSYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(Unaudited)

	Three-Month Period Ended
	June 26, 2026	June 27, 2025
Net sales	$259,243	$203,405
Cost of goods sold	133,633	112,103
Gross profit	125,610	91,302
Operating expenses:
Research and development	55,168	46,500
Selling, general and administrative	44,975	47,542
Total operating expenses	100,143	94,042
Operating income (loss)	25,467	(2,740)
Interest and other expense	(8,042)	(7,253)
Income (loss) before income taxes	17,425	(9,993)
Income tax provision	1,506	3,169
Net income (loss)	15,919	(13,162)
Net income attributable to non-controlling interests	48	65
Net income (loss) attributable to Allegro MicroSystems, Inc.	$15,871	$(13,227)
Net income (loss) per common share attributable to Allegro MicroSystems, Inc.:
Basic	$0.09	$(0.07)
Diluted	$0.08	$(0.07)
Weighted average shares outstanding:
Basic	185,806,543	184,587,027
Diluted	187,770,061	184,587,027

Supplemental Schedule of Total Net Sales

The following table summarizes total net sales by market within the Company’s unaudited condensed consolidated statements of operations:

	Three-Month Period Ended		Change
	June 26, 2026	June 27, 2025	Amount	%
	(Dollars in thousands)
Automotive	$165,349	$144,264	$21,085	15%
Industrial and Other	93,894	59,141	34,753	59%
Total net sales	$259,243	$203,405	$55,838	27%

ALLEGRO MICROSYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 26,	March 27,
	2026 (Unaudited)	2026
Assets
Current assets:
Cash and cash equivalents	$162,029	$168,753
Restricted cash	8,444	6,604
Trade accounts receivable, net	98,661	93,248
Inventories	188,064	181,752
Prepaid income taxes	714	1,179
Related party - other current assets	11,250	—
Prepaid expenses and other current assets	38,883	52,070
Total current assets	508,045	503,606
Property, plant and equipment, net	304,336	308,258
Deferred income tax assets	81,776	80,221
Goodwill	203,057	203,291
Intangible assets, net	232,855	238,675
Equity investment in related party	18,687	22,296
Related party - other assets	18,750	15,000
Other assets	44,456	44,828
Total assets	$1,411,962	$1,416,175
Liabilities, Non-Controlling Interest and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$57,826	$44,438
Amounts due to related party	4,607	4,794
Accrued expenses and other current liabilities	73,276	95,163
Current portion of long-term debt	1,499	1,530
Total current liabilities	137,208	145,925
Long-term debt	285,660	285,746
Other long-term liabilities	23,132	28,059
Total liabilities	446,000	459,730
Commitments and contingencies
Stockholders’ Equity:
Preferred stock	—	—
Common stock	1,863	1,854
Additional paid-in capital	1,046,867	1,050,582
Accumulated deficit	(52,617)	(68,488)
Accumulated other comprehensive loss	(31,837)	(29,201)
Equity attributable to Allegro MicroSystems, Inc.	964,276	954,747
Non-controlling interest	1,686	1,698
Total stockholders’ equity	965,962	956,445
Total liabilities, non-controlling interest and stockholders’ equity	$1,411,962	$1,416,175

ALLEGRO MICROSYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Three-Month Period Ended
	June 26, 2026	June 27, 2025
Cash flows from operating activities:
Net income (loss)	$15,919	$(13,162)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	16,867	16,216
Amortization of deferred financing costs	297	933
Deferred income taxes	(1,702)	(5,061)
Stock-based compensation	14,128	10,762
Provisions for inventory and expected credit losses	1,555	3,450
Other non-cash reconciling items	(14)	(58)
Changes in operating assets and liabilities:
Trade accounts receivable	(5,413)	(5,332)
Inventories	(7,870)	7,233
Payments to related party	(15,000)	—
Prepaid expenses and other assets	15,515	35,965
Trade accounts payable	13,754	6,281
Due to and from related parties	(188)	(3,633)
Other changes in operating assets and liabilities, net	(25,859)	8,024
Net cash provided by operating activities	21,989	61,618
Cash flows from investing activities:
Purchases of property, plant and equipment	(8,017)	(10,600)
Net cash used in investing activities	(8,017)	(10,600)
Cash flows from financing activities:
Repayment of term loan	—	(35,000)
Finance lease payments	(237)	(202)
Payments for taxes related to net share settlement of equity awards	(17,757)	(8,988)
Net cash used in financing activities	(17,994)	(44,190)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(862)	1,444
Net (decrease) increase in cash and cash equivalents and restricted cash	(4,884)	8,272
Cash and cash equivalents and restricted cash at beginning of period	175,357	131,107
Cash and cash equivalents and restricted cash at end of period	$170,473	$139,379

Non-GAAP Financial Measures

In addition to the measures presented in our condensed consolidated financial statements, we regularly review other measures, defined as non-GAAP financial measures by the SEC, to evaluate our business, measure our performance, identify trends, prepare financial forecasts and make strategic decisions. The key measures we consider are non-GAAP Gross Profit, non-GAAP Gross Margin, non-GAAP Operating Expenses, non-GAAP Operating Income, non-GAAP Operating Margin, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP Profit before Tax, non-GAAP Income Tax Provision, non-GAAP Effective Tax Rate, non-GAAP Net Income Attributable to Allegro MicroSystems, Inc, non-GAAP Basic and Diluted Earnings per Share, non-GAAP Free Cash Flow, and non-GAAP Free Cash Flow as a percentage of net sales (collectively, the “Non-GAAP Financial Measures”). These Non-GAAP Financial Measures provide supplemental information regarding our operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or that occur relatively infrequently and/or that management considers to be unrelated to our core operations, and in the case of non-GAAP Income Tax Provision (Benefit), management believes that this non-GAAP measure of income taxes provides it with the ability to evaluate the non-GAAP Income Tax Provision (Benefit) across different reporting periods on a consistent basis, independent of special items and discrete items, which may vary in size and frequency. These Non-GAAP Financial Measures are used by both management and our board of directors, together with the comparable GAAP information, in evaluating our current performance and planning our future business activities.

The Non-GAAP Financial Measures are supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. These Non-GAAP Financial Measures should not be considered as substitutes for GAAP financial measures, such as gross profit, gross margin, net income or any other performance measures derived in accordance with GAAP. Also, in the future we may incur expenses or charges, such as those being adjusted in the calculation of these Non-GAAP Financial Measures. Our presentation of these Non-GAAP Financial Measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. These Non-GAAP Financial Measures exclude costs related to acquisition and related integration expenses, amortization of acquired intangible assets, stock-based compensation, restructuring actions, related-party activities and other non-operational costs.

Non-GAAP Income Tax Provision

In calculating the non-GAAP Income Tax Provision, we adjust for the tax effect of adjustments to GAAP results which represents the estimated income tax effect of the adjustments to non-GAAP Profit before Tax described below. We also adjust for any discrete tax items and the impact of non-recurring tax law changes to ensure the non-GAAP Income Tax Rate (“NG ETR”) reflects future operations.

Our fiscal year 2026 and 2027 NG ETR excludes the impact of the 2025 One Big Beautiful Bill Act’s one-time research and development amortization election which accelerates the amortization of previously capitalized domestic research and development over a two-year period. The NG ETR is applied to non-GAAP Profit before Tax to arrive at the tax effect of adjustments to GAAP results.

Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin

	Three-Month Period Ended
	June 26, 2026	March 27, 2026	June 27, 2025
	(Dollars in thousands)
GAAP Gross Profit	$125,610	$114,275	$91,302
GAAP Gross Margin (% of net sales)	48.5%	47.0%	44.9%

Non-GAAP adjustments
Purchased intangible amortization	5,089	5,089	5,089
Restructuring costs	83	723	705
Stock-based compensation(1)	1,172	1,033	888
Other costs	428	442	—
Total Non-GAAP Adjustments	$6,772	$7,287	$6,682

Non-GAAP Gross Profit	$132,382	$121,562	$97,984
Non-GAAP Gross Margin (% of net sales)	51.1%	50.0%	48.2%

(1) Included in non-GAAP stock-based compensation charges are stock-based compensation expense and related payroll tax effects.

Reconciliation of Non-GAAP Operating Expenses

	Three-Month Period Ended
	June 26, 2026	March 27, 2026	June 27, 2025
	(Dollars in thousands)
GAAP Operating Expenses	$100,143	$108,865	$94,042

Research and Development Expenses
GAAP Research and Development Expenses	55,168	55,535	46,500
Non-GAAP adjustments
Purchased intangible amortization	6	6	3
Restructuring costs	134	1,674	1,131
Stock-based compensation(1)	6,613	4,385	2,911
Other costs(2)	514	956	35
Non-GAAP Research and Development Expenses	47,901	48,514	42,420

Selling, General and Administrative Expenses
GAAP Selling, General and Administrative Expenses	44,975	46,740	47,542
Non-GAAP adjustments
Transaction-related costs	9	496	130
Purchased intangible amortization	535	558	535
Restructuring costs	443	2,630	1,184
Stock-based compensation(1)	9,420	5,229	6,963
Other costs(2)	487	2,628	5,838
Non-GAAP Selling, General and Administrative Expenses	34,081	35,199	32,892

Impairment of assets held for sale	—	6,590	—

Total Non-GAAP Adjustments	18,161	25,152	18,730

Non-GAAP Operating Expenses	$81,982	$83,713	$75,312

(1) Included in non-GAAP stock-based compensation charges are stock-based compensation expense and related payroll tax effects.

(2) Included in non-GAAP other costs are non-recurring charges that are individually immaterial for separate disclosure, such as project evaluation costs, which consist of costs and estimated costs incurred in connection with debt and equity financings or other non-recurring transactions.

Reconciliation of Non-GAAP Operating Income and Non-GAAP Operating Margin

	Three-Month Period Ended
	June 26, 2026	March 27, 2026	June 27, 2025
	(Dollars in thousands)
GAAP Operating Income (Loss)	$25,467	$5,410	$(2,740)
GAAP Operating Margin (% of net sales)	9.8%	2.2%	(1.3)%

Transaction-related costs	9	496	130
Impairment of assets held for sale	—	6,590	—
Purchased intangible amortization	5,630	5,653	5,627
Restructuring costs	660	5,027	3,020
Stock-based compensation(1)	17,205	10,647	10,762
Other costs(2)	1,429	4,026	5,873
Total Non-GAAP Adjustments	$24,933	$32,439	$25,412

Non-GAAP Operating Income	$50,400	$37,849	$22,672
Non-GAAP Operating Margin (% of net sales)	19.4%	15.6%	11.1%

(1) Included in non-GAAP stock-based compensation charges are stock-based compensation expense and related payroll tax effects.

(2) Included in non-GAAP other costs are non-recurring charges that are individually immaterial for separate disclosure such as project evaluation costs, which consist of costs and estimated costs incurred in connection with debt and equity financings or other non-recurring transactions.

Reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

	Three-Month Period Ended
	June 26, 2026	March 27, 2026	June 27, 2025
	(Dollars in thousands)
GAAP Net Income (Loss)	$15,919	$(16,436)	$(13,162)
GAAP Net Income (Loss) Margin (% of net sales)	6.1%	(6.8)%	(6.5)%

Interest expense	4,384	5,136	6,359
Interest income	(405)	(269)	(234)
Income tax provision	1,506	13,749	3,169
Depreciation & amortization	16,867	17,765	16,216
EBITDA	$38,271	$19,945	$12,348

Transaction-related costs	9	496	130
Impairment of assets held for sale	—	6,590	—
Restructuring costs	662	4,830	2,824
Stock-based compensation(1)	17,205	10,647	10,762
Other costs(2)	5,902	7,184	7,304
Adjusted EBITDA	$62,049	$49,692	$33,368
Adjusted EBITDA Margin (% of net sales)	23.9%	20.4%	16.4%

(1) Included in non-GAAP stock-based compensation charges are stock-based compensation expense and related payroll tax effects.

(2) Included in non-GAAP other costs are non-recurring charges that are individually immaterial for separate disclosure such as project evaluation costs, which consist of costs and estimated costs incurred in connection with debt and equity financings or other non-recurring transactions and income (loss) in earnings of equity investments.

Reconciliation of Non-GAAP Profit before Tax

	Three-Month Period Ended
	June 26, 2026	March 27, 2026	June 27, 2025
	(Dollars in thousands)
GAAP Income (Loss) before Income Taxes	$17,425	$(2,687)	$(9,993)

Transaction-related costs	9	496	130
Transaction-related interest	225	225	860
Impairment of assets held for sale	—	6,590	—
Purchased intangible amortization	5,630	5,653	5,627
Restructuring costs	662	5,074	3,020
Stock-based compensation(1)	17,205	10,647	10,762
Other costs(2)	5,941	7,718	7,304
Total Non-GAAP Adjustments	$29,672	$36,403	$27,703

Non-GAAP Profit before Tax	$47,097	$33,716	$17,710

(1) Included in non-GAAP stock-based compensation charges are stock-based compensation expense and related payroll tax effects.

(2) Included in non-GAAP other costs are non-recurring charges that are individually immaterial for separate disclosure such as project evaluation costs, which consist of costs and estimated costs incurred in connection with debt and equity financings or other non-recurring transactions and income (loss) in earnings of equity investments.

Reconciliation of Non-GAAP Income Tax Provision and Non-GAAP Effective Tax Rate

	Three-Month Period Ended
	June 26, 2026	March 27, 2026	June 27, 2025
	(Dollars in thousands)
GAAP Income Tax Provision	$1,506	$13,749	$3,169
GAAP effective tax rate	8.6%	(511.7)%	(31.7)%

Tax effect of adjustments to GAAP results	3,071	(11,642)	(1,483)

Non-GAAP Income Tax Provision	$4,577	$2,107	$1,686
Non-GAAP effective tax rate	9.7%	6.2%	9.5%

Reconciliation of Non-GAAP Net Income Attributable to Allegro MicroSystems, Inc. and Non-GAAP Earnings per Share

	Three-Month Period Ended
	June 26, 2026	March 27, 2026	June 27, 2025
	(Dollars in thousands)
GAAP Net Income (Loss) Attributable to Allegro MicroSystems, Inc.(1)	$15,871	$(16,488)	$(13,227)
GAAP Basic weighted average common shares	185,806,543	185,309,271	184,587,027
GAAP Diluted weighted average common shares	187,770,061	185,309,271	184,587,027
GAAP Basic Income (Loss) per Share	$0.09	$(0.09)	$(0.07)
GAAP Diluted Income (Loss) per Share	$0.08	$(0.09)	$(0.07)

Transaction-related costs	9	496	130
Transaction-related interest	225	225	860
Impairment of assets held for sale	—	6,590	—
Purchased intangible amortization	5,630	5,653	5,627
Restructuring costs	662	5,074	3,020
Stock-based compensation(2)	17,205	10,647	10,762
Other costs(3)	5,941	7,718	7,304
Total Non-GAAP Adjustments	29,672	36,403	27,703
Tax effect of adjustments to GAAP results(4)	(3,071)	11,642	1,483
Non-GAAP Net Income Attributable to Allegro MicroSystems, Inc.	$42,472	$31,557	$15,959
Basic weighted average common shares	185,806,543	185,309,271	184,587,027
Diluted weighted average common shares	187,770,061	187,134,641	185,416,258
Non-GAAP Basic Earnings per Share	$0.23	$0.17	$0.09
Non-GAAP Diluted Earnings per Share	$0.23	$0.17	$0.09

(1) GAAP Net Income (Loss) Attributable to Allegro MicroSystems, Inc. represents GAAP Net Income (Loss) adjusted for Net Income Attributable to non-controlling interests.
(2) Included in non-GAAP stock-based compensation charges are stock-based compensation expense and related payroll tax effects.

(3) Included in non-GAAP other costs are non-recurring charges that are individually immaterial for separate disclosure, such as project evaluation costs, which consists of costs and estimated costs incurred in connection with debt and equity financings or other non-recurring transactions, income (loss) in earnings of equity investments, and unrealized losses (gains) on investments.

(4) To calculate the tax effect of adjustments to GAAP results, the Company considers each Non-GAAP adjustment by tax jurisdiction, reverses all discrete items, non-recurring law changes to calculate an annual NG ETR. This NG ETR is then applied to Non-GAAP Profit Before Tax to arrive at the tax effect of adjustments to GAAP results.

Reconciliation of Non-GAAP Free Cash Flow and Non-GAAP Free Cash Flow as Percentage of Net Sales

	Three-Month Period Ended
	June 26, 2026	March 27, 2026	June 27, 2025
	(Dollars in thousands)
GAAP Operating Cash Flow	$21,989	$35,714	$61,618
GAAP Operating Cash Flow (% of net sales)	8.5%	14.7%	30.3%
Non-GAAP adjustments
Purchases of property, plant and equipment	(8,017)	(17,016)	(10,600)
Non-GAAP Free Cash Flow	$13,972	$18,698	$51,018
Non-GAAP Free Cash Flow (% of net sales)	5.4%	7.7%	25.1%

Investor Contact:

Jalene Hoover

VP of Investor Relations & Corporate Communications

+1 (512) 751-6526

jhoover@allegromicro.com